EXHIBIT 23.7

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus, as amended, constituting part of this Registration Statement on Form S-1, under the caption “Legal Matters.”

New York, New York

December 21, 2006

/s/ Katten Muchin Rosenman LLP
Katten Muchin Rosenman LLP